A member firm of Ernst & Young Global Limited

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-267357) of Mirum Pharmaceuticals, Inc.,
(2)
Registration Statement (Form S-3 No. 333-265210) of Mirum Pharmaceuticals, Inc.,
(3)
Registration Statement (Form S-3 No. 333-240290) of Mirum Pharmaceuticals, Inc.,
(4)
Registration Statement (Form S-8 No. 333-233502) pertaining to the 2018 Equity Incentive Plan, 2019 Equity Incentive Plan, and 2019 Employee Stock Purchase Plan of Mirum Pharmaceuticals, Inc.; and
(5)
Registration Statement (Form S-8 Nos. 333-238086, 333-254043 and 333-263397) pertaining to the 2019 Equity Incentive Plan, 2019 Employee Stock Purchase Plan, and 2020 Inducement Plan of Mirum Pharmaceuticals, Inc.;

of our report dated March 8, 2023, with respect to the consolidated financial statements of Mirum Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Mirum Pharmaceuticals, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Irvine, California

March 8, 2023